AMENDMENT TO THE AMENDED AND RESTATED OPEN-END FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

This Amendment dated August 1, 2024 (the “Amendment”) is made to the Amended and Restated Open-End Fund Accounting and Administration Agreement dated October 24, 2022 (the “Agreement”) between MUFG Investor Services (US), LLC (“MUIS”) and each open-end registered investment company listed on Schedule A to the Agreement.

WHEREAS, MUIS performs certain fund accounting and administration services for the series of trusts listed on Schedule A of the Agreement (each individually referred to as a “Series” and such trusts, acting on behalf of itself or such Series, as applicable, are referred to as “Trusts”);

WHEREAS, the parties desire to amend the Agreement; and

NOW THEREFORE, the parties hereby agree as follows:

1.

Miscellaneous. All capitalized terms used in the Amendment and not otherwise defined herein have the meanings ascribed to them in the Agreement. The Amendment takes precedence in the event of any inconsistency or conflict between the Amendment and the Agreement. The Amendment may be executed in counterparts, which together will constitute one and the same instrument.

2.	Amendments to Schedule A.

a.	Effective July 30, 2024, the following Series are added to Schedule A: Section I. Guggenheim Funds: Guggenheim Funds Category III:
i.	Guggenheim Funds Trust:
1.	Guggenheim Active INvestment Series (GAINS) – Core Plus Fund
2.	Guggenheim Active INvestment Series (GAINS) – Limited Duration Fund

b.	Effective January 24, 2024, the following Series was removed from Schedule A: Section I. Guggenheim Funds: Guggenheim Funds Category I:
i.	Guggenheim Funds Trust:
1.	Guggenheim Diversified Income Fund

[SIGNATURE PAGE FOLLOWS]

Each party’s authorized representative has executed the Amendment as of the date set forth above.

MUFG Investor Services (US), LLC

By:	/s/ Michael Szalzi
Name:	Michael Scalzi
Title:	Managing Director, President

The Trusts:
●	Guggenheim Funds Trust
●	Guggenheim Strategy Funds Trust
●	Guggenheim Variable Funds Trust
●	Rydex Dynamic Funds
●	Rydex Series Funds
●	Rydex Variable Trust
●	Transparent Value Trust

By:	/s/ Brian E. Binder
Name:	Brian E. Binder
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO THE AMENDED AND RESTATED OPEN-END FUND ACCOUNTING AND ADMINISTRATION AGREEMENT]